Exhibit 24.1














                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------




Board of Directors
American Fire Retardant Corp.
El Cajon, California


We hereby consent to the use in this Registration Statement of American Fire Retardant Corp. on Form S-8 of our report dated March 16, 2001 of American Fire Retardant Corp. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.


    /s/  HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
April 11, 2002